EXHIBIT 10.1 AMENDMENT TO THE U.S. CONCRETE, INC. LONG TERM INCENTIVE PLAN This Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (the “Plan”), made pursuant to the right to amend reserved in Section 10(c) of the Plan, amends the Plan as follows, contingent on the approval of these amendments by the stockholders of U.S. Concrete, Inc. and effective upon the date of such stockholder approval: Sections 4(a) of the Plan is amended in their entirety to read as follows: “(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 2,878,195 shares, and such total will be available for the issuance of Incentive Stock Options. This limitation consists of the sum of (i) 1,998,195 previously authorized shares and (ii) an additional 880,000 shares.” In all other respects, the Plan will remain unchanged and in full force and effect. IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has executed this Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan effective as of February 22, 2021. U.S. CONCRETE, INC. By: /s/ Ronnie Pruitt ______________________ Name: Ronnie Pruitt _________________________ Its: President and Chief Executive Officer _____